Volt Information Sciences, Inc. Savings Plan

            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in Registration Statements (Form S-8 No. 333-45903, No. 333-106245, and No. 333-152661) pertaining to the Volt
Information Sciences, Inc. Savings Plan of our report dated June 25, 2009, with respect to the financial statements and supplemental schedule of the Volt Information Sciences, Inc. Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2008.



                                                        /s/Mitchell & Titus, LLP
New York, New York
June 25, 2009

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